Exhibit 8.1

August 4, 2017

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

Re:	Genesis Energy, L.P.
Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”), filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus, of up to $1,000,000,000 aggregate amount of securities consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (c) subordinated securities (the “Subordinated Securities” and, together with the Common Units and the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (d) the Partnership’s options to purchase LP Equity Securities, (e) the Partnership’s warrants to purchase LP Equity Securities or Debt Securities (defined below), (f) the Partnership’s rights to purchase LP Equity Securities, (g) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Genesis Energy Finance Corporation, a Delaware corporation (“Genesis Finance”), may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Genesis Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (h) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material Income Tax Consequences” (the “Discussion”) in the Prospectus.

Genesis Energy, L.P.

August 4, 2017

The Discussion, subject to the qualifications and assumptions stated in the Discussion and the limitations and qualifications set forth herein, constitutes our opinion as to the material United States federal income tax consequences with respect to the matters set forth therein.

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Material Income Tax Consequences.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.